SCHEDULE I

                    NATIONAL AMUSEMENTS, INC.

                          EXECUTIVE OFFICERS
----------------------------------------------------------------------
                                                          Name and
                                                           Address
                 Business or    Principal Occupation   of Corporation
    Name          Residence         or Employment            or
                   Address                                  Other
                                                        Organization
                                                          in which
                                                          Employed
----------------------------------------------------------------------
Sumner M.      Viacom Inc.      Chairman of the Board  National
Redstone*      1515 Broadway    of Viacom Inc.;        Amusements,
               New York, NY     Chairman of the Board  Inc.
               l0036            and Chief Executive    200 Elm Street
                                Officer of National    Dedham, MA
                                Amusements, Inc.;      02026
                                Chairman and
                                President of NAIRI,
                                Inc.

----------------------------------------------------------------------
Shari          National         President of National  National
Redstone*      Amusements, Inc. Amusements, Inc. and   Amusements,
               200 Elm Street   Executive Vice         Inc.
               Dedham, MA       President of NAIRI,    200 Elm Street
               02026            Inc.                   Dedham, MA
                                                       02026

----------------------------------------------------------------------
Jerome Magner  National         VP and Treasurer of    National
               Amusements, Inc. National Amusements,   Amusements,
               200 Elm Street   Inc., and NAIRI, Inc.  Inc.
               Dedham, MA                              200 Elm Street
               02026                                   Dedham, MA
                                                       02026
----------------------------------------------------------------------
Richard        National         Vice President of      National
Sherman        Amusements, Inc. National Amusements,   Amusements,
               200 Elm Street   Inc. and NAIRI, Inc.   Inc.
               Dedham, MA                              200 Elm Street
               02026                                   Dedham, MA
                                                       02026
----------------------------------------------------------------------

*Also a Director





----------------------------------------------------------------------
                              DIRECTORS
----------------------------------------------------------------------
George S.  Winer & Abrams       Attorney           Winer & Abrams
Abrams     60 State Street                         60 State Street
           Boston, MA  02109                       Boston, MA  02109


----------------------------------------------------------------------
David      Lourie and Cutler    Attorney           Lourie and Cutler
Andelman   60 State Street                         60 State Street
           Boston, MA  02109                       Boston, MA  02109

----------------------------------------------------------------------
Philippe   Residence:           Director           Viacom Inc.
P. Dauman  121 East 65th                           1515 Broadway
           Street                                  New York, NY  l0036
           New York, NY 10021

----------------------------------------------------------------------
Brent D.   c/o Showtime         Director of        National
Redstone   Networks Inc.        National           Amusements, Inc.
           1633 Broadway        Amusements, Inc.   200 Elm Street
           New York, NY  10019                     Dedham, MA  02026